Exhibit 99.1

Foxx Development Partners with APEC Water Systems to Launch Advanced Smart Water Leak Detector

Technology Collaboration Delivers Enterprise-Grade IoT Solution for Home Water Protection

Irvine, CA, Aug. 04, 2025 (GLOBE NEWSWIRE) -- Foxx Development Holdings Inc. (“Foxx Development” or “Company”) (Nasdaq: FOXX), a leading provider of consumer electronics and integrated Internet-of-Things (IoT) solutions for retail and institutional clients, today announced the successful launch of the APEC Smart Water Leak Detector through its strategic technology partnership with APEC Water Systems (“APEC”), a premier U.S. manufacturer of water filtration systems.

The collaboration showcases how Foxx Development brings proven IoT expertise to new industries by combining smart connectivity, mobile app development, and sensor technology to help partners create reliable, connected products for everyday consumers.

Strategic Alliance Delivers Market Innovation

Foxx Development worked closely with APEC throughout the product development process, bringing expertise in IoT connectivity, mobile app development, and sensor integration to create the APEC Smart Water Leak Detector (SKU: SMTD-001-1PK).

APEC has two decades of water filtration experience and established relationships with trusted institutions including Mayo Clinic, Yale University, University of Michigan, and numerous federal and corporate clients, in addition to the millions of loyal customers spanning the globe. Its proven track record and reputation for quality made them an ideal collaboration partner for integrating Foxx’s advanced IoT capabilities into water protection products.

“Working with APEC has been a great example of how the right partnership can create something really valuable for consumers,” said Greg Foley, CEO of Foxx Development Holdings Inc. “They brought deep water systems knowledge, and we contributed the smart connectivity that makes the product work seamlessly with smartphones. Together, we’ve built something that gives homeowners reliable protection at a price that makes sense.”

Expanding IoT Market Presence

The development of the Smart Water Leak Detector represents Foxx Development’s expanding reach beyond traditional consumer electronics into new categories like home protection. By aligning with companies like APEC, Foxx can bring internet connectivity and smartphone integration to products that have never been “smart” before and open up entirely new markets.

“The APEC Smart Water Leak Detector project shows how strategic alliances can really speed up product development,” added Foley. “Instead of each company trying to build everything from scratch, we can focus on what we do best – the connectivity and app experience – while they handle the specialized product knowledge. It’s a model that works whether we’re talking about phones, tablets, or now water detection systems.”

Market Availability and Distribution

The APEC Smart Water Leak Detector is immediately available through multiple channels:

●	Direct purchase via www.apecwater.com

●	Amazon Marketplace with Prime delivery options

●	Individual purchase or combination packages with APEC reverse osmosis systems

About Foxx Development Holdings Inc.

Foxx Development is a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients. With robust research and development capabilities and a strategic commitment to cultivating long-term partnerships with mobile network operators, distributors and suppliers around the world, it currently sells a diverse range of products including mobile phones, tablets and other consumer electronics devices throughout the United States, and is in the process of developing and distributing end-to-end communication terminals and IoT solutions. For more information, please visit http://foxxusa.com and http://ir.foxxusa.com.

About APEC Water Systems

APEC Water Systems, a leading U.S. manufacturer of high-performance reverse osmosis water filtration systems, reaffirms its dedication to delivering safe, clean drinking water while expanding its focus on home protection with advanced leak detection technology.

With over two decades of innovation and excellence, APEC Water has earned the trust of households and businesses nationwide by offering reliable, USA-engineered water purification systems. Now, with the integration of intelligent leak detection capabilities, the Company takes an even stronger stance on customer safety—helping to prevent costly water damage and giving families peace of mind.

Visit www.apecwater.com or download the APEC Water Smart App from the iOS App Store or Google Play.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,”

“will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward- looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Investor Relations Contact:

International Elite Capital Annabelle Zhang

Telephone: +1 (646) 866-7928 Email: foxx@iecapitalusa.com